Exhibit 10.26

VACANT LAND PURCHASE AGREEMENT

Date:                                      , 2004

Datalink Corporation, a Minnesota corporation (“Seller”), hereby acknowledges receipt from Park Avenue Lofts, LLC or its assigns (“Buyer”) of the sum of One Thousand and No/100 Dollars ($1,000.00) by cash as “Earnest Money” to be deposited by Seller upon execution of this Purchase Agreement by all parties, but to be returned to Buyer if this Purchase Agreement is not accepted by Seller.  Said Earnest Money is part payment for the purchase of property located at Chanhassen, County of Carver, State of Minnesota, legally described as:

Lot Six (6), Block One (1), Chanhassen Lake Business Park 7th Addition.

which Property Seller has this day agreed to sell to Buyer for the sum of Two Hundred Thousand and No/100 Dollars ($200,000.00) (“Purchase Price”), which Buyer agrees to pay in the following manner:

Earnest Money of $1,000.00;

$199,000.00 cash on or before December 1, 2005, (the “Date of Closing”).

1.             ENVIRONMENTAL CONTINGENCY.  This Purchase Agreement is subject to satisfaction or waiver by Buyer the following contingency, and if the following contingency are not satisfied or waived, in writing, by Buyer by the Closing Date, this Purchase Agreement may be terminated by Buyer, in which event all Earnest Money shall be refunded to the Buyer, and Buyer and Seller agree to sign a cancellation of the Purchase Agreement.

a.                                       Buyer obtaining at Buyer’s expense, any environmental reports or assessments desired by Buyer and assurances acceptable to Buyer from all applicable governmental authorities that the Property is acceptable to Buyer in their sole discretion.

Seller grants Buyer and Buyer’s agents permission of access to the Property for testing, and inspection purposes.

2.             SPECIAL WARRANTIES OF SELLER.

a.                                       To the best of Seller’s knowledge there are no hazardous wastes, abandoned wells, or underground storage tanks located on the Property.

b.                                      Seller warrants that the property does not receive preferential tax treatment (i.e., Green Acres, etc.).

c.                                       Seller warrants that Seller has not received any notice from any governmental authority as to violation of any law, ordinance or regulation.  If the Property is subject to restrictive covenants, Seller warrants that Seller has not received any notice from any person or authority as to a breach of the covenants.  Any notices received by Seller will be provided to Buyer immediately.

3.             DEED/MARKETABLE TITLE.  Upon performance by Buyer, Seller shall deliver a recordable limited warranty deed and all ancillary documents required for the recording thereof, conveying marketable title, subject to:

a.                                       Building and zoning laws, ordinances, state and federal regulations;

b.                                      Restrictions relating to use or improvement of the property without effective forfeiture provisions accepted by Buyer;

c.                                       Reservation of any mineral rights by the State of Minnesota;

d.                                      Utility and drainage easements;

e.                                       “Permitted Encumbrances” on Exhibit A attached.

4.             TITLE AND EXAMINATION.  Seller shall, within twenty (20) days after Buyer’s written request stating it’s intended Closing Date, furnish a title commitment from Chicago Title Insurance Corp., certified to date to include proper searches covering bankruptcies, state and federal judgments and liens, and levied and pending special assessments, in the full amount of the purchase price.  Buyer shall be allowed 10 days after receipt of the title commitment for examination of title and making any objections, which shall be made in writing or deemed waived.  If any objection is so made, Seller shall have twenty (20) days to notify Buyer of Seller’s intention to cure such objections within thirty (30) days from Seller’s receipt of such written objection.  If notice is given, the Date of Closing shall be postponed pending correction of title, but upon correction of title and within 10 days after written notice to Buyer the parties shall perform this Purchase Agreement according to its terms.  If no such notice is given or if notice is given but title is not corrected within the time provided for, this Purchase Agreement may be terminated by Buyer.  In such event, neither party shall be liable for damages hereunder to the other, the Earnest Money shall be refunded to Buyer, and Buyer and Seller agree to sign a cancellation of Purchase Agreement.

5.             REAL ESTATE TAXES.  Real estate taxes payable in the year in which the Date of Closing occurs shall be prorated to the Date of Closing on a calendar year basis.

Seller warrants taxes due and payable in the year 2005 will be non-homestead classification.  Seller makes no representation concerning the amount of subsequent real estate taxes.

6.             SPECIAL ASSESSMENTS.  Buyer shall assume all special assessments levied, pending or of record as of the Date of Closing.

7.             RISK OF LOSS.  If there is any loss or damage to the Property between the date hereof and the Date of Closing, for any reason including fire, vandalism, flood, earthquake or act of God, the risk of loss shall be on Seller.  If the property is destroyed or substantially damaged before the Date of Closing, this Purchase Agreement may be terminated by Buyer, in which event the Earnest Money shall be refunded to Buyer, and Buyer and Seller agree to sign a cancellation of Purchase Agreement.

8.             DEFAULT.  If Buyer defaults in any of the agreements herein, Seller may terminate this Purchase Agreement, in which event, Seller’s sole remedy against Buyer shall be termination of this Agreement and retention of the Earnest Money as liquidated damages.  Buyer shall have the right to either terminate this agreement without any claim for damages or it shall have the right of specific performance of this Agreement, provided this Purchase Agreement is not terminated by Buyer, and further provided, as to specific performance, such action is commenced within six months after such right of action arises.

9.             TIME OF ESSENCE.  Time is of the essence in this Purchase Agreement.

10.           ENTIRE AGREEMENT.  This Purchase Agreement, any attached exhibits and any addenda or amendments signed by the parties, shall constitute the entire Agreement between Seller and Buyer, and supersedes any other written or oral agreements between Seller and Buyer.  This Purchase Agreement can be modified only in writing signed by Seller and Buyer.

11.           POSSESSION.  Seller shall deliver possession of the property not later than the Date of Closing.

12.           AMEND EASEMENT.  At Closing, Buyer shall amend the Permitted Parking Easement to release Seller from any future obligations under the Easement.

SELLER:

Printed Name:

BUYERS:

Printed Name:

Printed Name:
DATE OF FINAL ACCEPTANCE

EXHIBIT A

PERMITTED ENCUMBRANCES

1.                                       Terms and Conditions of Development Contract by and between the City of Chanhassen and Traden, LLC dated June 14, 1999, filed June 28, 1999 as Document No. T109290, Office of the Registrar of Titles, Carver County, Minnesota.

2.                                       Subject to drainage and utility easements as shown on the recorded plat of Chanhassen Lakes Business Park 7th Addition.

3.                                       Easement held by Minnesota Gas Company, successor in interest to Minnesota Valley Natural Gas Company, as granted in that certain document for the transmission of gas, which document was dated October 14, 1960, filed October 18, 1960 and recorded in Book 61 of Deeds, at page 497, as modified by the partial release dated September 10, 1971, filed October 27, 1971 as Document No. 13157 and recorded in Book 20 of Satisfactions at page 81, over and across part of said Outlot D, Chanhassen Lakes Business Park and as further partially released by Quit Claim Deed dated June 15, 1982, filed September 9, 1982 as Document No. 35620.

Note:  The above is shown as a recital on the certificate of title.

4.                                       Easement to Minnesota Gas Company, successor in interest to Minnesota Valley Natural Gas Company, as granted in that certain instrument dated October 25, 1960, filed October 28, 1960, recorded in Book 61 of Deeds at page 505 as Document number 98306, affecting parts of said Outlots D, Chanhassen Lakes Business Park and as further partially released by Quit Claim Deed dated June 15, 1982, filed September 9, 1982 as Document No. 35620.

5.                                       Easement for electric transmission and distribution lines as granted to Northern States Power Company by instrument dated December 18, 1987, filed January 8, 1988, as Document No. T55388, Office of the Registrar of Titles, Carver County, Minnesota.